As filed with the Securities and Exchange Commission on February 13, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RF MONOLITHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-1638027
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4441 Sigma Road, Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

2006 EQUITY INCENTIVE PLAN

(Full title of the plans)

David M. Kirk, President and Chief Executive Officer

Harley E Barnes III, Chief Financial Officer

RF Monolithics, Inc.

4441 Sigma Road

Dallas, Texas 75244

(972) 233-2903

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Morton PLLC

Attn: Stephen C. Morton, Esq.

12222 Merit Drive, Suite 1270

Dallas, Texas 75251

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock and Stock Awards, par value $ .001 per share.	1,553,043 shares	$0.65	$1,009,500	$39.67

(1)	The aggregate number of additional shares to be registered under the Registrant’s 2006 Equity Incentive Plan, and such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
(2)	Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee (based on the average of the high and low price per share of the common stock of RF Monolithics, Inc. reported on the NASDAQ Capital Market on February 11, 2009).

INSTRUCTION E

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of 1,553,043 additional shares of the Registrant’s common stock, $.001 par value per share, under the Registrant’s 2006 Equity Incentive Plan (the “Plan”). The Registrant has previously filed a Registration Statement on Form S-8 (File No. 141612)(the “Prior S-8”) relating to the Plan, the contents of which are hereby incorporated by reference. The additional shares registered hereunder consist of the remaining shares that may be issuable under the Plan that were not previously registered under the Prior S-8.

PART II

Item 3.	Incorporation of Documents by Reference

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and are incorporated herein by reference and made a part of this Registration Statement:

1. The Registrant’s Annual Report on Form 10-K for the year ended August 31, 2008;

2. The Registrant’s Amendment No. 1 to Form 10-K for the year ended August 31, 2008;

3. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2008;

4. The Registrant’s Current Report on Form 8-K filed on December 5, 2008;

5. The Registrant’s Current Report on Form 8-K filed on December 18, 2008;

6. The Registrant’s Current Report on Form 8-K filed on December 30, 2008;

7. The Registrant’s Current Report on Form 8-K filed on January 23, 2009;

8. The description of the Registrant’s common stock contained in its Registration Statements on Form 10 filed with the Commission pursuant to Section 12 of the Exchange Act; and

9. The description of the Registrant’s preferred share purchase rights contained in Item 5 of the Registrant’s Current Report on Form 8-K filed with the Commission on December 28, 1994 in connection with the Registrant’s Registration Statement on Form 8-A filed on December 30, 1994, together with any amendment or report filed with the Commission for the purpose of updating such descriptions.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.

Item 6.	Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s Bylaws require the Registrant to indemnify its directors and executive officers, and permit the Registrant to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Registrant’s Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. In addition, the Registrant’s Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.

In addition, each director will continue to be subject to liability for breach of the directors’ duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director’s responsibility under any other law, such as federal securities laws or state or federal environmental laws.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

Item 8.	Exhibits

Exhibit No.	Description
4.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended August 31, 1994)

4.2	Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended August 31, 1994)

4.3	RF Monolithics, Inc. 2006 Equity Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on December 11, 2006)

4.4	Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K for the year ended August 31, 2005)

4.5	Rights Agreement dated as of December 20, 1994 (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed December 29, 1994)

4.6	First Amendment to Rights Agreement dated August 14, 1996 (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed August 19, 1996)

4.7	Second Amendment to Rights Agreement dated December 11, 2000 (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Quarterly Report on Form 10-Q for the period ended November 30, 2000)

4.8	Third Amendment to Rights Agreement between the Registrant and Equiserve Trust Company, National Association, successor to Fleet National Bank (incorporated herein by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form 8-A/A filed December 17, 2004)

5.1	Opinion of Morton PLLC

23.1	Consent of Morton PLLC (contained in Exhibit 5.1)

23.2	Consent of McGladrey & Pullen, LLP

24.1	Power of Attorney (see signature page)

Item 9.	Undertakings

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each director and/or officer of the Registrant whose signature appears below hereby appoints the Agent for Service named in this Registration Statement as his or her attorney in fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement, and the Registrant hereof also appoints such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 13 day of February, 2009.

RF MONOLITHICS, INC.

By:	/s/ DAVID M. KIRK
David M. Kirk, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DAVID M. KIRK
(David M. Kirk, President and Chief Executive Officer)	Principal Executive Officer and Director	February 12, 2009

/s/ HARLEY E BARNES III
(Harley E Barnes III, Chief Financial Officer)	Principal Financial Officer	February 12, 2009

/s/ JAMES P. FARLEY
(James P. Farley, Vice President and Controller)	Controller	February 12, 2009

/s/ MICHAEL R. BERNIQUE
(Michael R. Bernique, Chairman of the Board)	Director	February 12, 2009

/s/ WILLIAM L. EVERSOLE
(William L. Eversole)	Director	February 12, 2009

/s/ RICK L. HERRMAN
(Rick L. Herrman)	Director	February 12, 2009

/s/ JONATHAN W. LADD
(Jonathan W. Ladd)	Director	February 12, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended August 31, 1994)

4.2	Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended August 31, 1994)

4.3	RF Monolithics, Inc. 2006 Equity Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on December 11, 2006)

4.4	Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K for the year ended August 31, 2005)

4.5	Rights Agreement dated as of December 20, 1994 (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed December 29, 1994)

4.6	First Amendment to Rights Agreement dated August 14, 1996 (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed August 19, 1996)

4.7	Second Amendment to Rights Agreement dated December 11, 2000 (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Quarterly Report on Form 10-Q for the period ended November 30, 2000)

4.8	Third Amendment to Rights Agreement between the Registrant and Equiserve Trust Company, National Association, successor to Fleet National Bank (incorporated herein by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form 8-A/A filed December 17, 2004)

5.1	Opinion of Morton PLLC

23.1	Consent of Morton PLLC (contained in Exhibit 5.1)

23.2	Consent of McGladrey & Pullen, LLP

24.1	Power of Attorney (see signature page)